UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549
                         FORM 8-K

                     CURRENT REPORT
              Pursuant to Section 13 OR 15(d) of
                The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) October 1, 2004

                   Clancy Systems International, Inc
        (Exact name of registrant as specified in its charter)

Colorado                       33-4882-D                84-1027964
(State or other             (Commission              (IRS Employer
 jurisdiction                File Number)             Identification
                                                      Number)



2250 S. Oneida #308, Denver, Colorado                80224
(Address of principal executive offices)        (zip code)


Registrant's Telephone number including area code (303) 753-0197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below:)

 [ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant


 (a)	The Board of Directors of the Registrant dismissed Causey Demgen
& Moore Inc. on October 1, 2004 for audit services and has retained Gordon, Hughes & Banks, LLP as its independent auditors for the fiscal year ended September 30, 2004.The Company intends to retain Causey Demgen & Moore, Inc. for various non-audit related services. None of the reports of Causey Demgen & Moore, Inc. on the Registrant's financial statements for the fiscal years ended September 30, 2003 and 2002 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

	There were no other reportable events with respect to any of the Registrant's prior fiscal years or any subsequent interim period preceding such dismissal.

(b)	Simultaneously with the dismissal of its former accountants, the Registrant approved and engaged Gordon, Hughes & Banks LLP to act as its independent certified  public accountant as successor to
Causey Demgen & Moore Inc.   During the  Registrant's two most recent fiscal
years or subsequent interim period, the Registrant has not consulted Gordon, Hughes & Banks LLP regarding the application of accounting principles to a specific transaction, either completed or proposed;
or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement on a reportable event.

Item 9.01.  Financial Statements and Exhibits

	(c)	Exhibits

	16.1	Letter regarding Change in Certifying Accountant




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   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Clancy Systems International, Inc.
                                 Registrant

October 6, 2004                 /s/ Stanley J. Wolfson
                                Name: Stanley J. Wolfson
                                Title:  President, Chief Executive
                                        Officer














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